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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                      Date of Report: September 30, 2002
            (Date of earliest event reported: September 29, 2002)




                        ANADARKO PETROLEUM CORPORATION
            (Exact name of registrant as specified in the charter)


         Delaware                    1-08968                   76-0146568
      (State or other        (Commission File Number)       (I.R.S. Employer
      jurisdiction of                                     Identification No.)
       incorporation


                             1201 Lake Robbins Drive
                          The Woodlands, Texas 77380
             (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code (832) 636-1000

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ITEM 5.      OTHER EVENTS.

      Anadarko Petroleum Corporation ("Anadarko"), Belair Merger Corp., a wholly owned direct subsidiary of Anadarko, and Howell Corporation ("Howell") have entered into a Agreement and Plan of Merger dated September 29, 2002, pursuant to which Anadarko will acquire Howell in a cash merger in which Howell's common stockholders are to receive $20.75 per share and holders of Howell's $3.50 convertible preferred stock are to receive $76.15 per share. The value of the acquisition is approximately $265 million, including Howell's bank debt, which is anticipated to be about $65 million at closing.

       Howell is an oil and gas exploration and production company with proved reserves of 45 million BOE at year-end 2001 and current net production of approximately 12,000 BOE per day, primarily in the Salt Creek and Elk Basin fields in Wyoming. About 98 percent of Howell's proved reserves are developed, and about 88 percent are oil. Howell's 2001 year-end proved reserves were reviewed by two outside engineering firms. Due to improved operating performance, previously announced gas discoveries in the Elk Basin and substantially higher oil prices this year, proved reserves are expected to increase by year-end 2002.

      In a separate transaction, Anadarko agreed to acquire from an affiliate of Petro Source Investments, Inc. of Houston the right to purchase significant quantities of carbon dioxide (CO2) and the exclusive rights to market and transport LaBarge CO2 production into the Powder River Basin of Wyoming. In 2003, Anadarko plans to build a $27-million, 125-mile pipeline with nominal capacity of about 250 million cubic feet per day (MMcf/d) of CO2. It is anticipated that initially 125 MMcf/d of CO2 will be sequestered by delivery and injection into the Salt Creek oil field for an enhanced oil recovery (EOR) project, with the potential of expanding delivery of CO2 to several other existing oil fields in Wyoming. The acquisition cost is a cash payment of $3 million and certain future consideration based on the performance of the pipeline.

      Anadarko and Howell boards of directors have unanimously approved the acquisition, which is expected to close in late 2002 or early 2003, subject to customary conditions, including approval by holders of a majority of Howell common stock. Howell directors, officers and founding-family members representing about 40 percent of outstanding common shares have agreed to vote their shares in favor of the transaction with Anadarko.

      Additional details of the transaction, including the terms of the merger agreement between Anadarko and Howell, will be set forth in the Howell proxy statement to be mailed to its shareholders in connection with a special meeting of Howell common shareholders.

      Anadarko issued a press release regarding the transaction which is filed as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference.



ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


      (a)   Financial Statements.

      Not applicable.

      (b)   Pro Forma Financial Information.

      Not applicable.

      (c)   Exhibits.

            99.1  Anadarko Press Release dated September 30, 2002.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    ANADARKO PETROLEUM CORPORATION



                                    By:  /s/ Suzanne Suter
                                        --------------------------
                                    Name: Suzanne Suter
                                    Title: Associate General Counsel and
                                           Corporate Secretary


Date:  September 30, 2002


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                                  EXHIBIT INDEX



      EXHIBIT NO. DOCUMENT DESCRIPTION

            99.1  Anadarko Press Release dated September 30, 2002.